                                                                EXHIBIT 2.1


APPENDIX A





                            ORGANIZATIONAL AGREEMENT





         ORGANIZATIONAL AGREEMENT, dated as of March 14, 1994, among Wireless Broadcasting Systems of America, Inc., a newly-formed Delaware corporation (the "Company"), WJB Television Limited Partnership, a Delaware limited partnership ("WJB Television"), WJB-TV Ft. Pierce Limited Partnership, a Delaware limited partnership ("Ft. Pierce"), WJB-TV Melbourne Limited Partnership, a Delaware limited partnership ("Melbourne"), each of the individuals and entities (collectively, the "LP Investors") listed on Exhibit A hereto who or which execute this Agreement and each of the individuals and entities listed on Exhibit B and Exhibit C hereto, as well as certain other investors, who execute this Agreement (the "Cash Investors" and, together with the LP Investors, the "Investors").

         WHEREAS, WJB Television and each of the LP Investors own the number of units of general and limited partner interest ("Units") in WJB- TV Limited Partnership, a Delaware limited partnership ("WJB-TV"), as listed on Exhibit A hereto;

         WHEREAS, the parties intend to form the Company to own directly or indirectly all of the outstanding Units;

         WHEREAS, the Cash Investors wish to contribute cash to the Company in exchange for shares of its capital stock;

         WHEREAS, WJB Television and WJB-TV own all of the units of general and limited partner interest in Ft. Pierce and Melbourne;

         WHEREAS, it is intended, pursuant to Sections 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, that the parties hereto and their respective partners and beneficiaries will recognize no gain or loss for federal income tax purposes as a result of the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the agreements, rights, obligations and covenants contained herein, the parties agree as follows:



1.       CONTRIBUTIONS TO CAPITAL.

         1.1 Contributions to the Company. Subject to the terms and conditions described herein, at the Closing (as defined in Section 1.4), the
following transactions shall occur:   Contributions by WJB Television.  WJB
Television shall contribute to the Company, directly or indirectly free and clear of all security interests, liens, charges, encumbrances, title imperfections, title retention agreements, options, rights or claims of others with respect thereto (collectively, "Liens"), all of its right, title and interest in and to all of the Units of general partner interest in WJB-TV owned by it. In addition, WJB Television shall contribute to the Company, directly or indirectly free and clear of all Liens, all of its right, title and interest in and to all of the units of general partner interest in Ft. Pierce and Melbourne owned by it. In addition, WJB Television shall contribute $1,300 to the Company. In exchange for its contributions, WJB Television will receive a stock certificate, registered in the name of WJB Television, representing 1,000 shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of the Company.

                 1.1.1 Contribution by the LP Investors. Each of the LP Investors shall contribute to the Company, free and clear of all Liens, all of his or its right, title and interest in and to all of the Units of limited partner interest owned by him or it in exchange for a stock certificate, registered in the name of such LP Investor, representing the same number of shares of Company Common Stock as the number of Units contributed, as set forth in Exhibit A hereto.

                 1.1.2  Contributions by the Cash Investors.  Each of


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the Cash Investors shall contribute to the Company the amount of cash, in immediately available funds, set forth opposite the name of such Cash Investor in Exhibit B in exchange for a stock certificate, registered in the name of such Cash Investor, representing the number of shares of Company Common Stock set forth opposite the name of such Cash Investor in Exhibit B. Each of the Cash Investors shall also contribute to the Company the amount of cash, in immediately available funds, set forth opposite the name of such Cash Investor in Exhibit C in exchange for a stock certificate, registered in the name of such Cash Investor, representing the number of shares of Company Common Stock set forth opposite the name of such Cash Investor in Exhibit C.

     1.2 Contributions by Ft. Pierce. Ft. Pierce shall contribute to a newly-formed corporation, free and clear of all Liens, all of its right, title and interest in and to all of the assets owned by it in exchange for a stock certificate, registered in the name of Ft. Pierce, representing all of the outstanding shares of common stock therein.

     1.3 Contributions by Melbourne. Melbourne shall contribute to a newly-formed corporation, free and clear of all Liens, all





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of its right, title and interest in and to all of the assets owned by it in exchange for a stock certificate, registered in the name of Melbourne, representing all of the outstanding shares of common stock therein.

         1.4 Closing. The closing of the transactions contemplated by Sections 1.1, 1.2 and 1.3 (the "Closing") shall take place at the offices of Pedersen & Houpt, Chicago, Illinois on March 14, 1994, or such other date and time as WJB Television shall determine (such date being referred to as the "Closing Date"). The parties hereto shall seek in good faith and with due diligence to cause the Closing to occur on the date referred to above or as promptly as possible thereafter.

         1.5 Legends on Stock Certificates. Each of the stock certificates representing Company Common Stock issued at the Closing shall bear a legend in the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws. The securities represented by this certificate may not be transferred, sold, offered for sale or otherwise disposed of unless there is an effective registration statement or other qualification relating to such securities under the Securities Act of 1933 and any applicable state securities laws or unless Wireless Broadcasting Systems of America, Inc. (the "Corporation") receives an opinion of counsel reasonably satisfactory to the Corporation that such registration or other




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

         qualification under the Securities Act of 1933 and any applicable state securities laws is not required in connection with such transfer, sale, offer or disposition.


         1.6 Formation of the Company. WJB Television has caused the Company to be incorporated in Delaware by filing a certificate of incorporation in the form attached hereto as Exhibit D. WJB Television has caused the incorporator of the Company to approve bylaws in the form attached hereto as Exhibit E.



2.       REPRESENTATIONS AND WARRANTIES.

         2.1 Representations and Warranties of WJB Television. WJB Television represents and warrants to the other parties hereto as follows:

                 2.1.1 Partnership Existence, Due Authorization and Execution. WJB Television is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and such other agreements and undertakings as have been or will be executed and delivered by WJB Television in connection with the transactions contemplated





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
hereby, to perform WJB Television's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by WJB Television and constitutes a legal, valid and binding obligation of WJB Television, enforceable against WJB Television in accordance with its terms. As of the Closing Date, each of such other agreements and undertakings as have been or will be executed and delivered by WJB Television in connection with the transactions contemplated hereby shall have been duly executed and delivered by WJB Television and will constitute a legal, valid and binding obligation of WJB Television, enforceable against WJB Television in accordance with its terms.

                 2.1.2 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict in any respect with, or result in any violation of or default under, or require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other person or entity under any provision of the partnership agreement of WJB Television or of any agreement, instrument, permit, license,





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

judgment, order, decree, statute, law, ordinance or governmental rule or regulation applicable to WJB Television.

                 2.1.3 Government Approvals. No registration, declaration or filing with, or consent, approval, order or authorization of, or other action by, any governmental authority is required on the part of WJB Television in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 2.1.4 Litigation. There is no claim, action, suit, litigation, proceeding or investigation pending or, to the best of WJB Television's knowledge, threatened against WJB Television or WJB-TV concerning this Agreement or any of the transactions contemplated hereby nor, to the best of WJB Television's knowledge, is there any reasonable basis for any such claim, action, suit, litigation, proceeding or investigation.

                 2.1.5 Title to Assets; Liabilities. WJB Television is the record and beneficial owner of, and has good and valid title to, the Units described in Section 1.1.1 free and clear of all Liens. Upon the delivery of such Units to the Company, the Company will hold good and valid title thereto, free and clear of all Liens.





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

                 2.1.6 Purchase for Investment. WJB Television is acquiring the Company Common Stock for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. WJB Television was not formed for the specific purpose of acquiring the Company Common Stock to be received by it pursuant to this Agreement. WJB Television is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "Securities Act").

                 2.1.7 Receipt of Information. WJB Television expressly acknowledges receipt of the financial and other information concerning the Company and the transactions described in this Agreement in connection with its execution of this Agreement. WJB Television acknowledges and agrees that it has read and understood such information. WJB Television has been given full opportunity to ask questions of and to receive answers from representatives of the Company concerning the terms and conditions of its acquisition of Company Common Stock pursuant to this Agreement and such other information as it desires in order





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to evaluate an investment in the Company Common Stock, and all such questions have been answered to the full satisfaction of WJB Television.

                 2.1.8 Company Common Stock Not Registered. WJB Television understands that the shares of Company Common Stock have not been registered under the Securities Act or the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and WJB Television agrees that the shares of Company Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities which is effective under the Securities Act and under any applicable securities act of any state, (ii) Rules 144 or 145 under the Securities Act or (iii) any other exemption from registration under the Securities Act and under the securities act of any state relating to the disposition of securities, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the Company, that exemptions from the registration requirements of the Securities Act and such state act are available. WJB Television understands that as a result of the foregoing restrictions it may be required to bear the economic risk of its investment in the Company Common Stock for an indefinite period of time. WJB Television agrees not to resell or otherwise dispose of all or any of the Company Common Stock acquired by it, except as permitted by applicable laws and agreements, including without limitation, this Agreement and any regulations under the Securities Act and any state law or regulations. WJB Television further understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Company Common Stock.

                 2.1.9 Accuracy of Information Furnished by WJB Television. No representation, statement, certificate, document, schedule or other information made or furnished by WJB Television in or pursuant to this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary to make the information contained herein or therein not misleading.

         2.2     Representations and Warranties of the Investors.  Each





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

of the Investors severally and not jointly represents and warrants to the other parties hereto, including the other Investors, as follows:

                 2.2.1 Due Execution. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms. As of the Closing Date, each of such other agreements and undertakings as have been or will be executed and delivered by the Investor in connection with the transactions contemplated hereby will have been duly executed and delivered by the Investor and will constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

                 2.2.2 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict in any respect with, or result in any violation of or default under, or require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other person or entity under any agreement, instrument, permit, license,





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



judgment, order, decree, statute, law, ordinance or governmental rule or regulation applicable to the Investor.

                 2.2.3 Government Approvals. No registration, declaration or filing with, or consent, approval, order or authorization of, or other action by, any governmental authority is required on the part of the Investor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 2.2.4 Litigation. There is no claim, action, suit, litigation, proceeding or investigation pending or, to the best of the Investor's knowledge, threatened against the Investor concerning this Agreement or any of the transactions contemplated hereby nor, to the best of the Investor's knowledge, is there any reasonable basis for any such claim, action, suit, litigation, proceeding or investigation.

                 2.2.5 Purchase for Investment. The Investor is acquiring the Company Common Stock for the Investor's own account with the present intention of holding such securities for purposes of investment, and the Investor has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Investor was not formed for the specific purpose of acquiring the Company Common Stock to be received by the Investor pursuant to this Agreement. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                 2.2.6 Receipt of Information. The Investor expressly acknowledges receipt of the financial and other information concerning the Company and the transactions described in this Agreement in connection with the Investor's execution of this Agreement. The Investor acknowledges and agrees that the Investor has read and understood such information. The Investor has been given full opportunity to ask questions of and to receive answers from representatives of the Company concerning the terms and conditions of the Investor's acquisition of Company Common Stock pursuant to this Agreement and such other information as the Investor desires in order to evaluate an investment in the Company Common Stock, and all such questions have been answered to the full satisfaction of the Investor.

                 2.2.7 Company Common Stock Not Registered. The Investor understands that the shares of Company Common Stock have not been registered under the Securities Act or the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and the Investor agrees that the shares of Company Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities which is effective under the Securities Act and under any applicable securities act of any state, (ii) Rules 144 or 145 under the Securities Act or (iii) any other exemption from registration under the Securities Act and under the securities act of any state relating to the disposition of securities, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the Company, that exemptions from the registration requirements of the Securities Act and such state act are available. The Investor understands that as a result of the foregoing restrictions the Investor may be required to bear the economic risk of its investment in the Company Common Stock for an indefinite period of time. The Investor agrees not to resell or otherwise dispose of all or any of the Company Common Stock acquired by the Investor, except as permitted by applicable laws and agreements, including without limitation, this Agreement and





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



any regulations under the Securities Act and any state law or regulations. The Investor further understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Company Common Stock.

                 2.2.8 No Affiliation With NASD Member. Except as disclosed to the Company in writing, the Investor has no association or affiliation with any member of the National Association of Securities Dealers, Inc.

                 2.2.9 Accuracy of Information Furnished by the Investor. No representation, statement, certificate, document, schedule or other information made or furnished by the Investor in or pursuant to this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary to make the information contained herein or therein not misleading.

         2.3 Additional Representation of LP Investors. Each of the LP Investors severally and not jointly represents and warrants to the other parties hereto, including the other LP Investors, that the LP Investor is the record and beneficial owner of, and has good and valid title to, the Units described in Exhibit A as





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being owned by such LP Investor, free and clear of all Liens.  Upon the delivery of such Units to the Company, the Company will hold good and valid title thereto, free and clear of all Liens.

         2.4 Additional Representations of Cash Investors. Each of the Cash Investors severally and not jointly represents and warrants to the other parties hereto, including the other Cash Investors, that the receipt of Company Common Stock by such Cash Investor pursuant to this Agreement will terminate any and all rights of such Cash Investor to acquire Units of limited partner interest in WJB-TV.

         2.5 Representations and Warranties of Ft. Pierce. Ft. Pierce represents and warrants to the other parties hereto as follows:

                 2.5.1 Partnership Existence, Due Authorization and Execution. Ft. Pierce is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and such other agreements and undertakings as have been or will be executed and delivered by Ft. Pierce in connection with the transactions contemplated hereby, to perform Ft. Pierce's obligations hereunder and thereunder and to





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consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Ft. Pierce and constitutes a legal, valid and binding obligation of Ft. Pierce, enforceable against Ft. Pierce in accordance with its terms. As of the Closing Date, each of such other agreements and undertakings as have been or will be executed and delivered by Ft. Pierce in connection with the transactions contemplated hereby shall have been duly executed and delivered by Ft. Pierce and will constitute a legal, valid and binding obligation of Ft. Pierce, enforceable against Ft. Pierce in accordance with its terms.

                 2.5.2 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict in any respect with, or result in any violation of or default under, or require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other person or entity under any provision of the partnership agreement of Ft. Pierce or of any agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance or governmental rule or regulation applicable to Ft. Pierce.





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

                 2.5.3 Government Approvals. No registration, declaration or filing with, or consent, approval, order or authorization of, or other action by, any governmental authority is required on the part of Ft. Pierce in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 2.5.4 Litigation. There is no claim, action, suit, litigation, proceeding or investigation pending or, to the best of Ft. Pierce's knowledge, threatened against Ft. Pierce concerning this Agreement or any of the transactions contemplated hereby nor, to the best of Ft. Pierce's knowledge, is there any reasonable basis for any such claim, action, suit, litigation, proceeding or investigation.

                 2.5.5 Title to Assets; Liabilities. Ft. Pierce is the record and beneficial owner of, and has good and valid title to, the assets described in Section 1.2 free and clear of all Liens. Upon the delivery of such assets to the corporation described in Section 1.2, such corporation will hold good and valid title thereto, free and clear of all Liens.

         2.6 Representations and Warranties of Melbourne. Melbourne represents and warrants to the other parties hereto as follows:





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                 2.6.1  Partnership Existence, Due Authorization and Execution.
Melbourne is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and such other agreements and undertakings as have been or will be executed and delivered by Melbourne in connection with the transactions contemplated hereby, to perform Melbourne's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Melbourne and constitutes a legal, valid and binding obligation of Melbourne, enforceable against Melbourne in accordance with its terms. As of the Closing Date, each of such other agreements and undertakings as have been or will be executed and delivered by Melbourne in connection with the transactions contemplated hereby shall have been duly executed and delivered by Melbourne and will constitute a legal, valid and binding obligation of Melbourne, enforceable against Melbourne in accordance with its terms.

                 2.6.2 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict in any respect with, or





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

result in any violation of or default under, or require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other person or entity under any provision of the partnership agreement of Melbourne or of any agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance or governmental rule or regulation applicable to Melbourne.

                 2.6.3 Government Approvals. No registration, declaration or filing with, or consent, approval, order or authorization of, or other action by, any governmental authority is required on the part of Melbourne in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 2.6.4 Litigation. There is no claim, action, suit, litigation, proceeding or investigation pending or, to the best of Melbourne's knowledge, threatened against Melbourne concerning this Agreement or any of the transactions contemplated hereby nor, to the best of Melbourne's knowledge, is there any reasonable basis for any such claim, action, suit, litigation, proceeding or investigation.

                 2.6.5  Title to Assets; Liabilities.  Melbourne is





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

the record and beneficial owner of, and has good and valid title to, the assets described in Section 1.3 free and clear of all Liens. Upon the delivery of such assets to the corporation described in Section 1.3, such corporation will hold good and valid title thereto, free and clear of all Liens.



3.       CONDITIONS PRECEDENT.

         3.1 Conditions to Obligations of WJB Television. The obligations of WJB Television to consummate the transactions contemplated by Section 1.1 shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                 3.1.1 Representation and Warranties True on Closing Date. Each of the representations and warranties of the other parties to this Agreement shall be true at and as of the date hereof and shall be repeated and shall be true in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date.

                 3.1.2 Performance. Each of the other parties to this Agreement shall have duly performed and complied in all material respects with all agreements and conditions required by this





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

Agreement to be performed and complied with by each of them respectively prior to or at the Closing Date.

                 3.1.3 The Company. The Company shall be a corporation duly organized and existing under the laws of the State of Delaware. The Certificate of Incorporation of the Company as set forth in Exhibit D shall have been duly filed and shall be in full force and effect and the bylaws of the Company as set forth in Exhibit E shall have been adopted and shall be in full force and effect.

         3.2 Conditions to Obligations of Parties Other than WJB Television. The obligations of the parties hereto other than WJB Television to consummate the transactions contemplated by Section 1.1 shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                 3.2.1 Representations and Warranties True on Closing Date. Each of the representations and warranties of each other party hereto shall be true at and as of the date hereof and shall be repeated and shall be true in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date.

                 3.2.2 Performance. Each of the other parties hereto shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by each of them respectively prior to or at the Closing Date.

                 3.2.3 The Company. The Company shall be a corporation duly organized and existing under the laws of the State of Delaware. The Certificate of Incorporation of the Company as set forth in Exhibit D shall have been duly filed and shall be in full force and effect and the bylaws of the Company as set forth in Exhibit E shall have been adopted and shall be in full force and effect, and no capital stock or rights to acquire capital stock of the Company shall be issued and outstanding prior to the Closing except as contemplated by this Agreement.

         3.3 Additional Conditions to Obligations of the Cash Investors. The obligations of each of the Cash Investors to consummate the transactions contemplated by Section 1.1 shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                 3.3.1 Adverse Changes. Since June 30, 1993, there shall not have occurred any damage, destruction, loss or other event (whether or not covered by insurance) which materially adversely affects the business, prospects, financial condition or value of WJB-TV or which could reasonably be expected to materially adversely affect the business, prospects or financial condition of WJB-TV.



4.       COVENANTS.

         4.1 Covenants and Agreements of All Parties. Each of the parties covenants and agrees for the benefit of the Company and each other as follows:

                 4.1.1 Best Efforts. Each of the parties hereto will use its best efforts to cause to occur the conditions to Closing set forth in Section 3 hereof which are to be satisfied by it.

                 4.1.2 Further Assurances. After the Closing, each of the parties shall from time to time, at the request of the Company or any party, execute and deliver to the Company or such other party such other instruments of conveyance and transfer and take such other action as the Company or such party may reasonably request so as to more effectively sell, transfer, assign and deliver and vest in the Company title to, possession of and benefit of the assets described in Section 1.1 or otherwise to consummate the transactions contemplated hereby.

                 4.1.3 Provision of Information. Promptly upon receipt of a request by the Company, each party shall provide to the Company such information as is reasonably deemed necessary by the Company for inclusion in, or to assist in the preparation of, any filing by the Company with the Securities and Exchange Commission, any state securities commissioner or any other governmental body.

                 4.1.4 Closing Procedure; Remaking of Representations. WJB Television may cause the Closing to occur as promptly as possible after each of the conditions sets forth in Section 3.1 hereof have been satisfied or waived. Unless a party has delivered written notice to WJB Television prior to the Closing to the contrary, the Closing shall, without more, be deemed to (i) be a representation by the party that the representations and warranties made by the party in this Agreement are still true in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date and (ii) constitute a certification by the party that such party has duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by such party prior to or at the Closing Date and that all of the conditions to such party's obligation to consummate the transactions contemplated by Section 1.1 have been fulfilled or waived by such party.

                 4.1.5 Agreement Not to Sell. In addition to any other restrictions on the sale of Company Common Stock to which a party is subject, if the Company sells shares of Company Common Stock in an initial registered public offering, each of the parties hereto hereby agrees that he, she or it will not, directly or indirectly, offer, sell or otherwise dispose of any Company Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, Company Common Stock prior to the expiration of 180 days from the effective date of the registration statement with respect to such public offering without the prior written consent of the firm or firms acting as underwriters for such offering.



5.       INDEMNIFICATION.

         5.1     Indemnification; Procedure.    (a) From and after the Closing,
and notwithstanding any due diligence investigation conducted by any party prior to the Closing Date, each of the parties will indemnify and hold harmless the other parties and the Company from and against all liabilities, losses, deficiencies, claims, costs and expenses (including, without limitation, reasonable legal fees incurred in connection with any of the foregoing and in seeking indemnification hereunder) ("Losses") suffered by any indemnified party and arising out of or in connection with (i) any inaccurate representation or warranty made by the indemnifying party in or pursuant to this Agreement or any certificate delivered pursuant to this Agreement or (ii) any default in the performance of any of the covenants or agreements made by the indemnifying party in this Agreement. (b) Promptly after receipt by any indemnified party of notice of the assertion of any claim, the commencement of any action, or any other information relating to any Losses, the party receiving such information shall give written notice to the indemnifying party and the other parties hereto; provided that the failure of any indemnified party to give prompt notice as provided herein will not relieve the indemnifying party of its obligations hereunder, except to the extent such failure operates materially to the prejudice of the indemnifying party's ability to defend against such claim or action.

         5.2 Non-exclusivity of Remedies. In addition to any rights to indemnification under this Section 5, each of the parties hereto shall be entitled to assert any other rights and exercise any legal and equitable remedies available to it under applicable law with respect to this Agreement or under any other agreement and such other rights or remedies shall not be limited by the provisions of this Section 5.



6.       MISCELLANEOUS.

         6.1 Termination. (a) Subject to the provisions of Section 6.1(b) hereof, this Agreement may, by written notice given at or prior to the Closing, be terminated and abandoned:

                 (i) by any party if a material default or material breach shall be made by one of the other parties hereto with respect to the due and timely performance of any of its covenants and agreements contained herein or if any of the other parties' representations and warranties contained in this Agreement shall be inaccurate in any material respect, and such default or inaccuracy cannot be cured and has not been waived; or

                 (ii)     by WJB Television at any time.

         (b) In the event this Agreement is terminated pursuant to Section 6.1(a) hereof, all further obligations of the parties hereunder shall terminate, provided that if this Agreement is so terminated because one or more of the conditions to the terminating party's obligations hereunder is not satisfied as a result of the willful failure of one of the other parties to comply with its obligations under any provision of this Agreement, the right of the parties other than the non-complying party to pursue all legal remedies for breach of contract and damages shall also survive such termination unimpaired.

         6.2 Waiver. Any of the terms, covenants and conditions of this Agreement may be waived in writing at any time by the party or parties (as the case may be) entitled to the benefit of such term, covenant or condition.

         6.3 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the parties hereto will bear its own costs and expenses and will pay for all services rendered to it in facilitation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and investment bankers' fees. The fees of Pedersen & Houpt and Ernst & Young shall be paid by WJB-TV.

         6.4 Notices. All notices, requests, demands, claims or other communications hereunder shall be in writing and shall be delivered personally or by certified or registered mail (first-class postage prepaid) or telecopy:

         If to WJB Television, Ft. Pierce or Melbourne to:



                          WJB Television Limited Partnership
                          c/o Walter R. Pettiss
                          8423 South U.S. #1
                          Port St. Lucie, Florida 34985



         If to an Investor, at the address or telecopy number, if any, listed in the Exhibits to this Agreement, or, in each case, at such other address or to such other person as may be specified in writing and delivered to the other party in the manner herein provided for the giving of notices, and shall be effective upon receipt.

         6.5 Parties in Interest, Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement or any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Nothing in this Agreement, whether expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement.

         6.6 Amendments. This Agreement may be amended only in a writing signed by all of the parties hereto, except that WJB Television may amend this Agreement in any respect provided that such amendment does not have a material adverse effect on the rights of any other party to this Agreement.

         6.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

         6.8 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         6.9 Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein without regard to the laws that might otherwise govern under applicable principles of conflicts of laws.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                    WIRELESS BROADCASTING SYSTEMS OF
                                    AMERICA, INC., a Delaware corporation.


                                    By: /s/ William Kingery
                                       -------------------------------------
                                       William Kingery
                                       President



                                    WJB TELEVISION LIMITED PARTNERSHIP,
                                      a Delaware limited partnership.

                                    By:  Johnson Wireless Corporation
                                         Its general partner


                                    By: /s/ George D. Johnson
                                       -------------------------------------
                                       George D. Johnson, Jr.
                                       President



                                    WJB-TV FT. PIERCE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership.

                                    By: WJB Television Limited Partnership,
                                        a Delaware limited Partnership
                                        Its general partner

                                    By: Johnson Wireless Corporation
                                        Its general partner

                                    By: /s/ George D. Johnson
                                       -------------------------------------
                                       George D. Johnson, Jr.
                                       President


                                    WJB-TV MELBOURNE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership.



                                    By: WJB Television Limited Partnership,
                                        a Delaware limited Partnership
                                        Its general partner

                                    By: Johnson Wireless Corporation
                                        Its general partner


                                    By: /s/ George D. Johnson
                                       ------------------------------------
                                       George D. Johnson, Jr.
                                       President

                                THE LP INVESTORS





 /s/ ROBERT A. BRANNON                  /s/ WALTER R. PETTIS
- -----------------------------          -----------------------------------
ROBERT A. BRANNON                      WALTER R. PETTIS


BUNTROCK FAMILY PARTNERSHIP I          BUNTROCK/NUZZO LIMITED
LIMITED PARTNERSHIP                    PARTNERSHIP


By: /s/ DEAN L. BUNTROCK               By: /s/ ROSEMARIE BUNTROCK
   ---------------------------            ------------------------------
   Dean L. Buntrock,                      Rosemarie Buntrock,
   General Partner                        General Partner


                                       CECILY J. BUNTROCK TRUST NO. 1

                                            /s/ PETER HUIZENGA
 /s/ CLAYTON R. BUNTROCK               By: /s/ CLAYTON R. BUNTROCK
- -------------------------------           ------------------------------
CLAYTON R. BUNTROCK                       Trustees

/s/DANA BUNTROCK  /s/LEROY HOWARD         /s/ DEAN L. BUNTROCK
- ---------------------------------         ----------------------------------
DANA BUNTROCK AND LEROY HOWARD            DEAN L. BUNTROCK


 /s/ DONALD F. FLYNN                      /s/ GEORGE D. JOHNSON
- ------------------------------            ----------------------------------
DONALD F. FLYNN                           GEORGE D. JOHNSON, JR.


ESTATE OF LEONARD M. RING                 PEDERSEN FAMILY PARTNERSHIP I
                                          LIMITED PARTNERSHIP


By: /s/ DONNA R. RING                  By: /s/ PEER PEDERSEN
   ---------------------------             -------------------------------
   Donna R. Ring,                          Peer Pedersen,
   Executor                                General Partner

 /s/ STEWART JOHNSON                    /s/ PHILLIP B. ROONEY
- ------------------------------         ----------------------------------
STUART JOHNSON                         PHILLIP B. ROONEY

 /s/ GARY WEINSTEIN
 /s/ MARGOT WEINSTEIN                   /s/ HOWARD C. WARREN
- ------------------------------         ----------------------------------
GARY AND MARGOT WEINSTEIN              HOWARD WARREN



RYAN 1989 FAMILY TRUST                 CANAL INVESTMENT SOCIETY L.P.

                                       By Either:
By: /s/ SHIRLEY W. RYAN
   ----------------------------
   Shirley W. Ryan, Trustee            MAAR Investment Company


By: /s/ PATRICK G. RYAN                By:
   ---------------------------            ---------------------------
   Patrick G. Ryan, Trustee               E. Craig Wall, Jr.,
                                          Managing Partner

By: /s/ ROBERT J. W. RYAN              or By:
   ---------------------------
   Robert J. W. Ryan, Trustee
                                       CSI Group, Inc.
                                       Partnership Manager

                                       By: /s/ HAROLD C. STOWE
                                          --------------------------------
                                          Harold C. Stowe
                                          Executive Vice President

                               THE CASH INVESTORS



Amount Invested:                       Amount Invested: $333,333
                ------------                           -------------

 /s/ ROBERT A. BRANNON                  /s/ WALTER R. PETTISS
- ----------------------------           -----------------------------
ROBERT A. BRANNON                      WALTER R. PETTISS


Amount Invested: $1,333,334            Amount Invested: $666,666
                ------------                           -------------

BUNTROCK FAMILY PARTNERSHIP I          BUNTROCK/NUZZO LIMITED
LIMITED PARTNERSHIP                    PARTNERSHIP

By: /s/ DEAN L. BUNTROCK               By: /s/ ROSEMARIE BUNTROCK
   -------------------------              --------------------------
   Dean L. Buntrock,                      Rosemarie Buntrock,
   General Partner                        General Partner



Amount Invested:                       Amount Invested: $333,333
                ------------                           -------------

                                       CECILY J. BUNTROCK TRUST NO. 1

                                           /s/ CLAYTON R. BUNTROCK
 /s/ CLAYTON R. BUNTROCK               By: /s/ PETER HUIZENGA
- ----------------------------              ---------------------------
CLAYTON R. BUNTROCK                       Trustees



Amount Invested:                       Amount Invested:
                ------------                           -------------

 /s/ DANA BUNTROCK
 /s/ LEROY HOWARD                       /s/ DEAN L. BUNTROCK
- -----------------------------          ------------------------------
DANA BUNTROCK AND LEROY HOWARD         DEAN L. BUNTROCK

Amount Invested:                        Amount Invested: $1,222,224
                ------------                            -------------

 /s/ DONALD F. FLYNN                    /s/ GEORGE D JOHNSON, JR.
- ----------------------------           -----------------------------
DONALD F. FLYNN                        GEORGE D. JOHNSON, JR.


Amount Invested:                       Amount Invested: $1,333,333
                ------------                           -------------

ESTATE OF LEONARD M. RING              PEDERSEN FAMILY PARTNERSHIP I
                                       LIMITED PARTNERSHIP

By:                                    By: /s/ PEER PEDERSEN
   -------------------------              -------------------------------------
   Donna R. Ring,                         Peer Pedersen,
   Executor                               General Partner


Amount Invested: $333,333              Amount Invested: $1,333,333
                ------------                           --------------

 /s/ STEWART JOHNSON                    /s/ PHILLIP B. ROONEY
- ----------------------------           ------------------------------
STUART JOHNSON                         PHILLIP B. ROONEY as
                                       Managing General Partner of PSR
                                       Investments III, L.P.


Amount Invested:                       Amount Invested: $1,000,000
                ------------                           -------------

 /s/ GARY WEINSTEIN
 /s/ MARGOT WEINSTEIN                   /s/ HOWARD WARREN
- -----------------------------          -----------------------------
GARY AND MARGOT WEINSTEIN              HOWARD WARREN

Amount Invested: $1,333,334            Amount Invested: $1,555,556
                ------------                           -------------


RYAN 1989 FAMILY TRUST                 CANAL INVESTMENT SOCIETY L.P.

By: /s/ SHIRLEY W. RYAN                By Either:
   -------------------------
   Shirley W. Ryan, Trustee            MAAR Investment Company


By: /s/ PATRICK G. RYAN                By:
   -------------------------              --------------------------
   Patrick G. Ryan, Trustee               E. Craig Wall, Jr.,

                                       or By:
By: /s/ ROBERT J. W. RYAN
   ---------------------------
   Robert J. W. Ryan, Trustee          CSI Group, Inc.,
                                       Partnership Manager


                                       By: /s/ HAROLD C. STOWE
                                          --------------------------
                                          Harold C. Stowe
                                          Executive Vice President


Amount Invested: $333,333
                ------------

BRIAN J. FLYNN JUNE 1992
Managing Partner
NON-EXEMPT TRUST

By: /s/ BRIAN J. FLYNN
   -------------------------
   Brian J. Flynn,
   Trustee


Amount Invested: $333,333
                ------------

KEVIN F. FLYNN JUNE 1992
NON-EXEMPT TRUST

By: /s/ KEVIN F. FLYNN
   -------------------------
   Kevin F. Flynn,
   Trustee